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Exhibit 10.6

EXECUTION COPY

INTERCREDITOR AGREEMENT

        This INTERCREDITOR AGREEMENT ("Agreement"), is dated as of February 14, 2006, and entered into by and among LINENS 'N THINGS, INC., a Delaware corporation (the "LNT"), LINENS HOLDING CO., a Delaware corporation ("Holdings"), LINENS 'N THINGS CENTER, INC., a California corporation (the "LNT Center"; and together with LNT. the "Companies" and each individually a " Company"), LINENS 'N THINGS CANADA CORP, a Nova Scotia corporation (the "Canadian Borrower"; and together with the Companies, the "Borrowers" and each individually a "Borrower"), certain subsidiaries of Holdings (the "Subsidiary Guarantors" and together with Holdings, the "Guarantors"), UBS AG, STAMFORD BRANCH, as Administrative Agent (the "Administrative Agent"), UBS AG, STAMFORD BRANCH and WACHOVIA BANK, NATIONAL ASSOCIATION, in their capacities as US co-collateral agents for the Revolving Credit Lenders referenced below (including their successors and assigns from time to time, collectively referred to as the "US Revolving Credit Collateral Agent"), UBS AG CANADA BRANCH and WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), in their capacities as Canadian co-collateral agents for the Revolving Credit Lenders (including their successors and assigns from time to time, collectively referred to as the "Canadian Revolving Credit Collateral Agent"; and together with the Administrative Agent, the US Revolving Credit Collateral Agent, collectively referred to as the "Revolving Credit Collateral Agent"), and THE BANK OF NEW YORK, in its capacity as the collateral agent under the Note Lien Security Documents referred to below (including its successors and assigns from time to time, the "Note Lien Collateral Agent"), and any future Note Lien Representative. As described in more detail in Section 8.11 hereof, this Agreement is intended to be binding on all Claimholders and Note Lien Representatives, as well as the Revolving Credit Collateral Agent and the Note Lien Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

        The Borrowers, Holdings and the other Guarantors, the lenders (the "Revolving Credit Lenders") and agents from time to time party thereto, and Revolving Credit Collateral Agent have entered into a Credit Agreement dated as of the date hereof providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the "Revolving Credit Agreement");

        The Companies are issuing Senior Secured Floating Rate Notes due 2014 in the aggregate principal amount not to exceed $650,000,000 million (including any related exchange notes, the "Notes") pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Indenture") among the Company, the guarantors party thereto and The Bank of New York as the trustee thereunder (in such capacity and including its successors and assigns from time to time, the "Trustee") and the Note Lien Collateral Agent;

        The obligations of (i) the Companies to the Revolving Credit Claimholders are secured by Liens (as defined below) on substantially all the assets of the Companies and the Domestic Guarantors, (ii) the Canadian Borrower to the Canadian Revolving Credit Collateral Agent and certain of the other Revolving Credit Claimholders are secured by Liens (as defined below) on substantially all the assets of the Canadian Borrower and the Guarantors, and (iii) the Companies to the Note Lien Claimholders are secured by Liens (as defined below) on substantially all the assets of the Companies and the Domestic Guarantors; and

        As a condition to the closing of each of the Financing Transactions referred to below, each of the Revolving Credit Collateral Agent, the Note Lien Collateral Agents and the various Claimholders have agreed to the relative priority of their respective Liens on the Collateral (as defined below) and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

        In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        I.    Definitions.

          1.1    Defined Terms.    As used in the Agreement, the following terms shall have the following meanings:

            "Access Period" means (a) with respect to all Primary Real Estate Assets, the period, after the commencement of an Enforcement Period, which begins, with respect to all Primary Real Estate Assets, on the day that a Revolving Credit Collateral Agent provides the Note Lien Collateral Agent with the notice of its election to request access with respect to all Primary Real Estate Assets pursuant to Section 3.3(b) below and ends on the earliest of (i) the 180th day after such Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on the Primary Real Estate Assets following Enforcement plus such number of days, if any, after such Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Collateral located on the Primary Real Estate Assets or (ii) the date on which all or substantially all of the Revolving Credit Collateral located on the Primary Real Estate Assets is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs and (b) with respect to each parcel of Other Real Estate, the period, after the commencement of an Enforcement Period, which begins, with respect to such parcel of Other Real Estate, on the day that a Revolving Credit Collateral Agent provides the Note Lien Collateral Agent with the notice of its election to request access with respect to such parcel of Other Real Estate pursuant to Section 3.3(b) below and ends on the earliest of (i) the 180th day after such Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on such Other Real Estate following Enforcement plus such number of days, if any, after such Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Collateral located on such Other Real Estate or (ii) the date on which all or substantially all of the Revolving Credit Collateral located on such Other Real Estate is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs.

            "Accounts" means all now present and future "accounts" and "payment intangibles" (in each case, as defined in Article 9 of the UCC).

            "Account Agreements" means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, armored car agreements, credit card processing agreement or any similar deposit or securities account agreements among the Note Lien Collateral Agent and/or Revolving Credit Collateral Agent and a Grantor and the relevant service provider, financial institution depository or securities intermediary.

            "Administrative Agent" has the meaning assigned to that term in the preamble to this Agreement.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agreement" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership, (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Borrowers" and "Borrower" have the meanings assigned to those term in the preamble to this Agreement.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Canada are authorized or required by law to close.

            "Canadian" means as to any Person, a Person that is created or organized under the laws of Canada or a Province or territory of Canada.

            "Canadian Borrower" has the meaning assigned to that term in the preamble to this Agreement.

            "Canadian Collateral" means the assets of the Canadian Borrower and Canadian Subsidiaries of Holdings covered by one or more Revolving Credit Collateral Documents and any other assets of Canadian Borrower or Canadian Subsidiaries of Holdings, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Canadian Revolving Credit Collateral Agent and all or some of the other Revolving Credit Claimholders.

            "Canadian Revolving Credit Collateral Agent" has the meaning assigned to that term in the preamble to this Agreement.

            "Capital Stock" means:

              (1)   in the case of a corporation, corporate stock;

              (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

              (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

              (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

              (5)   any warrants, options or other rights to acquire any of the foregoing; but excluding from all of the foregoing interests any debt securities which are convertible into or exchangeable for any of the foregoing equity interests, whether or not such debt securities include any right of participation with Capital Stock.

            "Capital Stock Collateral" means:

              (1)   all of the Capital Stock in the Companies;

              (2)   all of the Capital Stock in the Companies' Domestic Subsidiaries (including, without limitation, Bloomington MN, L.T., Inc., LNT, Inc., LNT Services, Inc., LNT West, Inc., Vendor Finance LLC, LNT Leasing II LLC, LNT Leasing III LLC, LNT Virginia LLC, LNT Merchandising Company, LLC and Citadel LNT LLC);

              (3)   65% of the Capital Stock in the Subsidiaries that are not Domestic Subsidiaries but which are directly owned by Holdings, any of the Companies or any Domestic Subsidiary thereof;

              (4)   Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

              (5)   substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

            "Chattel Paper" means all present and future "chattel paper" (as defined in Article 9 of the UCC).

            "Claimholders" means the Revolving Credit Claimholders and the Note Lien Claimholders.

            "Class" means all Series of Note Lien Debt, taken together.

            "Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral or Note Lien Collateral.

            "Companies" and "Company" have the meanings assigned to those terms in the preamble to this Agreement.

            "Copyright Licenses" means any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Copyrights (whether the applicable Grantor is licensee or licensor thereunder).

            "Copyrights" means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

            "Credit Card Processing Accounts" means any accounts which are not Deposit Accounts or Securities Accounts and which are maintained by or with a person which conducts the processing of credit card payments for any of the Grantors, including all amounts reflecting any reserves or other amounts owing to any of the Grantors and which may be maintained by such processors pursuant to the respective card processing agreements.

            "Credit Card Receivables" shall mean, collectively, all present and future rights of the Grantors to payment from (a) any major credit card issuer or major credit card processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, (b) any major credit card issuer or major credit card processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any major credit card issuer or major credit card processor under the Credit Card Agreements (as defined in the Revolving Credit Agreement) or otherwise and (c) Private Label Credit Cards (as defined in the Revolving Credit Agreement).

            "Deposit Accounts" means all present and future "deposit accounts" (as defined in Article 9 of the UCC).

            "DIP Financing" has the meaning assigned to that term in Section 6.1.

            "Discharge of Note Lien Obligations" means, except to the extent otherwise expressly provided in Section 5.5:

              (1)   termination or expiration of all commitments to extend credit that would constitute Note Lien Debt;

              (2)   payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Note Lien Documents and constituting Note Lien Debt;

              (3)   discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Note Lien Document) of all outstanding letters of credit constituting Note Lien Debt; and

              (4)   payment in full in cash of all other Note Lien Obligations that are outstanding and unpaid at the time the Note Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

            If a Discharge of Note Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Note Lien Obligations are incurred or Note Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Note Lien Obligations shall (effective upon the incurrence of such additional Note Lien Obligations or reinstatement of such Note Lien Obligations, as applicable) be deemed to no longer be effective.

            "Discharge of Revolving Credit Obligations" means, except to the extent otherwise expressly provided in Section 5.5:

              (1)   termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

              (2)   payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

              (3)   termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations; and

              (4)   payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

            If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of such Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

            "Disposition" has the meaning assigned to that term in Section 5.1(b).

            "Domestic" means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

            "Enforcement" means, collectively or individually for any one of the Revolving Credit Collateral Agent or the Note Lien Collateral Agent when a Revolving Credit Default or a Note Lien Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral (other than Canadian Collateral) or commence the judicial enforcement of any of the rights and remedies with respect to any Collateral under the Revolving Credit Loan Documents or the Note Lien Documents or under any applicable law, but in all cases excluding (i) the demand of the repayment of all the principal amount of any of the Obligations, (ii) the imposition of a default rate or late fee and (iii) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other monies deposited from time to time in Deposit Accounts, Credit Card Processing Accounts or Securities Accounts against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided, however, the foregoing exclusion set forth in clause (iii) shall immediately cease to apply upon the earlier of (x) the Revolving Credit Collateral Agent' delivery of written notice to the Borrowers that such exclusion no longer applies, (y) the lapse of ten (10) consecutive Business Days after a Revolving Credit Default in which no "Revolving Loans" are made and no "Letters of Credit" are issued (in each case, as defined in the Revolving Credit Agreement), and (z) the termination of the Revolving Commitments pursuant to Section 8.1 (or any other applicable provision) of the Revolving Credit Agreement.

            "Enforcement Notice" means a written notice delivered, at a time when a Revolving Credit Default or Note Lien Default has occurred and is continuing, by either the Revolving Credit Collateral Agent or the Note Lien Collateral Agent to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the current balances owing with respect to Note Lien Obligations, as the case may be, and requesting the current balance owing of the Revolving Credit Obligations or Note Lien Obligations, as the case may be.

            "Enforcement Period" means the period of time following the receipt by either the Revolving Credit Collateral Agent or the Note Lien Collateral Agent of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Note Lien Collateral Agent, the Discharge of Note Lien Obligations, or (ii) in the case of an Enforcement Period commenced by the Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, or (iii) the Revolving Credit Collateral Agent or the Note Lien Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period.

            "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as between holders of Note Lien Obligations within the same Class that such Liens or proceeds:

              (1)   will be allocated and distributed first to the Note Lien Representative for each outstanding Series of Note Lien Debt, for the account of the holders of such Note Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Note Lien Debt when the allocation or distribution is made; and thereafter,

              (2)   will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Note Lien Obligations) to the Note Lien Representative for each outstanding Series of Note Lien Debt, for the account of the holders of any remaining Note Lien Obligations, ratably in proportion to the aggregate unpaid amount of such remaining Note Lien Obligations due and demanded (with written notice to the applicable Note Lien Representative and the Note Lien Collateral Agent) prior to the date such distribution is made.

            "Equipment" means: (i) all "equipment" (as defined in Article 9 of the UCC), (ii) all trade-fixtures, sales displays, lighting, shelving, signage and "fixtures" (as defined in Article 9 of the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located and whether now or hereafter existing.

            "Financing Transactions" means the execution, delivery and initial funding under the Revolving Credit Agreement and the issuance of the Notes.

            "General Intangibles" means all present and future "general intangibles" (as defined in Article 9 of the UCC), but excluding "payment intangibles" (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

            "Grantors" means Holdings, the Companies, the Canadian Borrower, each Subsidiary Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Security Document as a person granting a Lien or other interest in its property to secure any of the Obligations.

            "Guarantor" has the meaning set forth in the preamble to this Agreement.

            "Hedge Agreements" means any (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

            "Hedging Obligation" of any Person means any Obligation of such Person pursuant to any Hedge Agreement.

            "Holdings" has the meaning set forth in the recitals to this Agreement.

            "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Revolving Credit Agreement or the Note Lien Documents, as applicable.

            "Insolvency or Liquidation Proceeding" means:

              (1)   any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

              (2)   any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

              (3)   any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

              (4)   any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

            "Instruments" means all present and future "instruments" (as defined in Article 9 of the UCC).

            "Intellectual Property" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

            "Intercompany Notes of Subsidiaries" means all indebtedness owing by any of the Companies' Subsidiaries to any of the Companies or any of the Companies' other Subsidiaries, whether or not represented by a note or an agreement.

            "Intercreditor Agreement Joinder" means an agreement substantially in the form of Exhibit A.

            "Inventory" mean all present and future "inventory" (as defined in Article 9 of the UCC) and, in any event, includes, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; the purchaser's interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title) and all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

            "Investment Property" means all "investment property" (as such term is defined in Section 9-102(a)(49) of the New York UCC).

            "Letter of Credit" means any present and future "letter of credit" (as defined in Article 5 of the UCC).

            "Letter of Credit Rights" means any "letter-of-credit right" (as defined in Article 9 of the UCC).

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

            "Lien Sharing and Priority Confirmation" means the written agreement of the holders of any Series of Note Lien Debt, as set forth in the indentures, credit agreement or other agreement governing such Series of Note Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Note Lien Debt, each existing and future Note Lien Representative and each existing and future holder of "Permitted Liens" (as defined in the Indenture):

              (a)   that all Note Lien Obligations will be and are secured Equally and Ratably by all Note Liens at any time granted by the Companies or any other Guarantor to secure any Obligations in respect of such Series of Note Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Note Lien Debt, and that all such Note Liens will be enforceable by the Note Lien Collateral Agent for the benefit of all holders of Note Lien Obligations Equally and Ratably;

              (b)   that the holders of Obligations in respect of such Series of Note Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Note Liens and the order of application of proceeds from the enforcement of Note Liens;

              (c)   consenting to and directing the Note Lien Collateral Agent to perform its obligations under the Security Documents; and

              (d)   consenting to the terms of this Agreement.

            "Mortgaged Premises" means any real property which shall now or hereafter be subject to a Note Lien Mortgage.

            "Net Available Cash Account" means any Deposit Account or Securities Account established by the Companies or any other Grantor in accordance with the requirements of the covenant set forth in Section 4.10 of the Indenture and which does not contain proceeds of Inventory, Accounts, Chattel Paper, Instruments, Investment Property (other than Capital Stock Collateral sold prior to the Release Date) or General Intangibles and which has been identified in writing to the Revolving Credit Collateral Agent as such at the time that proceeds from any sale of Note Lien Collateral shall be deposited pending final application in accordance with such covenant.

            "New Agent" has the meaning assigned to that term in Section 5.5.

            "New Debt Notice" has the meaning assigned to that term in Section 5.5.

            "Noteholder" means, at any relevant time, a Person in whose name a Note is registered.

            "Note Capital Stock Collateral" means, except as provided below:

              (a)   until the Release Date (i) all of the Capital Stock in LNT, Vendor Finance LLC, LNT Virginia LLC, LNT Merchandising Company, LLC, Citadel LNT LLC and the LNT's hereafter acquired Domestic Subsidiaries; and (ii) 65% of the Capital Stock of the Subsidiaries other than Domestic Subsidiaries owned directly by Holdings or its Domestic Sudsidiaries;

              (b)   Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

              (c)   substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

            "Note Obligations" means all Obligations with respect to Notes outstanding under the Indenture. "Note Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the Indenture whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

            "Notes" has the meaning assigned to that term in the recitals to this Agreement.

            "Note Lien" means a Lien granted by a security document to the Note Lien Collateral Agent, at any time, upon any property of the Companies or any other Guarantor (other than Canadian Borrower and Canadian Subsidiaries of Holdings) to secure Note Lien Obligations.

            "Note Lien Claimholders" means, at any relevant time, the holders of the Note Obligations, including the Noteholders and the Note Lien Representatives.

            "Note Lien Collateral" means all now owned or hereafter acquired:

              (a)   any Net Available Cash Account;

              (b)   Equipment;

              (c)   Real Estate Assets;

              (d)   documents of title related to Equipment;

              (e)   Intellectual Property;

              (f)    Note Lien General Intangibles;

              (g)   Note Capital Stock Collateral;

              (h)   Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

              (i)    substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

    provided, however, that the term "Note Lien Collateral" shall include (as provided in Section 3.5 below) Instruments or Chattel Paper to the extent such Instruments or Chattel

    Paper constitute identifiable proceeds of Note Lien Collateral and other identifiable proceeds (including lease payments under leases of Equipment) of Note Lien Collateral are deposited or held in any such Deposit Accounts, Credit Card Processing Accounts or Securities Accounts after an Enforcement Notice but shall not, in any event, include the Canadian Collateral.

            "Note Lien Collateral Agent" has the meaning assigned to that term in the recitals to this Agreement, but shall also include where the context so indicates, any agent or representative of the Note Lien Collateral Agent acting on behalf of the Note Lien Collateral Agent.

            "Note Lien Debt" means:

              (1)   the Notes issued and the related guarantees by the Guarantors incurred on the date of the Indenture (including any related exchange notes); and

              (2)   any other Indebtedness of the Companies (including additional notes), which may be guaranteed by the Guarantors, that is secured Equally and Ratably with the Notes by a Note Lien that was permitted to be incurred and so secured under each of the applicable Note Lien Documents and Revolving Credit Loan Documents; provided that in the case of any Indebtedness referred to in clause (2) of this definition:

                (a)   on or before the date on which such Indebtedness is incurred by the Companies, such Indebtedness is designated by the Companies, in an officers' certificate delivered to each Note Lien Representative and the Note Lien Collateral Agent, as "Note Lien Debt" for the purposes of the Indentures and this Agreement;

                (b)   such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

                (c)   all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Note Collateral Agent's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Companies deliver to the Note Collateral Agent and the Revolving Credit Collateral Agent an officers' certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Note Lien Debt").

            "Note Lien Default" means an "Event of Default" (as defined in any of the Note Documents), which is no longer subject to any applicable cure or notice period.

            "Note Lien General Intangibles" means all General Intangibles pertaining to the other items of property included within clauses (b), (c), (d), (e) and (g) of the definition of Note Lien Collateral, including, without limitation, all contingent rights with respect to warranties on Equipment.

            "Note Lien Documents" means, collectively, the Indenture and the indenture, credit agreement or other agreement governing each other Series of Note Lien Debt and the related Security Documents (other than any Security Documents that do not secure Note Lien Obligations).

            "Note Lien Mortgages" means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Lien Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

            "Note Lien Obligations" means Note Lien Debt and all other Obligations in respect thereof (including, without limitation, all Note Obligations).

            "Note Lien Representative" means:

              (1)   in the case of each Series of the Notes, the Note Lien Collateral Agent; or

              (2)   in the case of any other Series of Note Lien Debt, the trustee, agent or representative of the holders of such Series of Note Lien Debt who maintains the transfer register for such Series of Note Lien Debt and is appointed as a Note Lien Representative (for purposes related to the administration of the Security Documents) pursuant to an indenture, credit agreement or other agreement governing such Series of Note Lien Debt, together with its successors in such capacity.

            "Obligations" means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Revolving Credit Claimholders, the Note Lien Claimholders or any of them or their respective Affiliates, in each case under the Revolving Credit Loan Documents or the Note Lien Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

            "Other Real Estate" means any Real Estate Asset which is not Primary Real Estate Asset.

            "Patent Licenses" means all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder).

            "Patents" means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            "Pledged Collateral" has the meaning set forth in Section 5.4(a).

            "Primary Real Estate Asset" means Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

            "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

            "Records" means all present and future "records" (as defined in Article 9 of the UCC).

            "Recovery" has the meaning set forth in Section 6.4.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Release Date" means the later of (1) the date on which the Lien on Capital Stock Collateral is released pursuant to the Indenture; or (2) with respect to each Subsidiary of Holdings, the date on which the Lien on Capital Stock Collateral relating to such Subsidiary triggers a separate reporting requirement with respect to such Subsidiary pursuant to Rule 3-16 of Regulation S-X.

            "Revolving Commitments" means the "Revolving Commitments," (as such term is defined in the Revolving Credit Agreement).

            "Revolving Credit Agreement" has the meaning assigned to that term in the recitals to this Agreement.

            "Revolving Credit Capital Stock Collateral" means all of the Capital Stock Collateral other than the Note Capital Stock Collateral.

            "Revolving Credit Claimholders" means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders, and the Revolving Credit Collateral Agent, under the Revolving Credit Loan Documents.

            "Revolving Credit Collateral" means all now owned or hereafter acquired Collateral other than the Note Lien Collateral, including, without limitation:

              (a)   all Accounts, including, without limitation, Credit Card Receivables,

              (b)   all Chattel Paper,

              (c)   all Instruments (including Intercompany Notes of Subsidiaries);

              (d)   all Letter of Credit Rights;

              (f)    all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account), Credit Card Processing Accounts and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), and all other Investment Property (other than Capital Stock Collateral), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing,

              (g)   all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

              (h)   all General Intangibles (other than Intellectual Property and Note Lien General Intangibles) and all rights under Hedge Agreements;

              (i)    all Revolving Credit Capital Stock Collateral;

              (j)    all Records, "supporting obligations" (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent not primarily related to Note Lien Collateral; and

              (k)   substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

    provided, however, that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of Note Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Note Lien Collateral are deposited or held in any such Deposit Accounts, Credit Card Processing Accounts or Securities Accounts after an Enforcement

    Notice, then (as provided in Section 3.5 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Note Lien Collateral.

            "Revolving Credit Collateral Agent" has the meaning assigned to that term in the recitals to this Agreement, but shall also include where the context so indicates, any agent or representative of the Revolving Credit Collateral Agent acting on behalf of the Revolving Credit Collateral Agent.

            "Revolving Credit Collateral Documents" means the "Security Documents" (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

            "Revolving Credit Default" means an "Event of Default" (as defined in the Revolving Credit Agreement).

            "Revolving Credit Lenders" has the meaning assigned to that term in the recitals to this Agreement.

            "Revolving Credit Loan Documents" means the Revolving Credit Agreement, the Revolving Credit Collateral Documents and the other Loan Documents (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Revolving Credit Collateral Agent and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

            "Revolving Credit Obligations" means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents. "Revolving Credit Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. For the purposes of extending loans or other financial accommodations under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, or receiving or continuing Liens securing Revolving Credit Obligations, or in any way dealing with any Grantor, the Revolving Credit Claimholders may conclusively rely for a period of 45 days after the delivery thereof on the officers' certificate from the Companies stating that the Companies are in compliance with Sections 4.09 and 4.12 of the Indenture.

            "Revolving Credit Standstill Period" has the meaning set forth in Section 3.2(a)(1).

            "Securities Accounts" means all present and future "securities accounts" (as defined in Article 8 of the UCC), including all monies, "uncertificated securities," and "securities entitlements" (as defined in Article 8 of the UCC) contained therein.

            "Security Documents" means this Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Companies or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Note Lien Collateral Agent, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the First Lien Term Loan Agent, First Lien Term Loan Lenders, the Note Lien Collateral Agents and Noteholders existing on the date of this Agreement or other agents, lenders, trustees and Noteholders or otherwise), in each case in accordance with the provisions of this Agreement.

            "Series of Note Lien Debt" means, severally, the Notes and each other issue or series of Note Lien Debt for which a single transfer register is maintained.

            "Subsidiary" means, with respect to any specified Person:

              (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers, trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

              (2)   any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "Subsidiary Guarantors" has the meaning assigned to that term in the preamble of this Agreement.

            "Trademark Licenses" means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

            "Trademarks" means, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

            "Trustee" has the meaning assigned to that term in the recitals to this Agreement.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

            "US Borrower" has the meaning assigned to that term in the preamble to this Agreement.

            "US Revolving Credit Collateral Agent" has the meaning assigned to that term in the preamble to this Agreement.

            "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          1.2    Terms Generally.    The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise:

            (a)   any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

            (b)   any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;

            (c)   the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

            (d)   all references herein to Sections shall be construed to refer to Sections of this Agreement;

            (e)   all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

            (f)    the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            Whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if the definition of such term had been independently set forth herein in full, and such term shall continue to have the meaning established pursuant to the Indenture (subject to the immediately preceding sentence of this subsection) notwithstanding the termination of the Indentures or redemption of all Note Lien Obligations evidenced thereby.

        II.    Lien Priorities.

          2.1    Relative Priorities.    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Lien Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Note Lien Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Note Lien Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and/or the Revolving Credit Claimholders, the Note Lien Collateral Agent, and each Note Lien Representative, for itself on behalf of the respective Note Lien Claimholders hereby each agrees that:

            (a)   any Lien of the Revolving Credit Collateral Agent on the Revolving Credit Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Credit Collateral securing any Note Lien Obligations; and

            (b)   any Lien of the Note Lien Collateral Agent or any Note Lien Representative on the Note Lien Collateral, whether now or hereafter held by or on behalf of the Note Lien Collateral Agent, any Note Lien Representative, any Note Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Liens on the Note Lien Collateral securing any Revolving Credit Obligations.

          2.2    Prohibition on Contesting Liens.    The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Note Lien Collateral Agent, each Note Lien Representative and the Note Lien Claimholders, each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Note Lien Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of either any Revolving Credit Collateral Agent or any Revolving Credit Claimholder, the Note Lien Collateral Agent, or the Note Lien Representatives or any Note Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

          2.3    Liens Granted to Note Lien Collateral Agent and the Note Lien Representatives; Liens Granted to Revolving Credit Collateral Agent.

            (a)   No Grantor will grant any Lien securing Note Lien Debt to any Person other than the Person then acting as Note Lien Collateral Agent and any Person then acting as Note Lien Representative.

            (b)   No Grantor will grant any Lien securing Revolving Credit Obligations to any Person other than the Person then acting as the Revolving Credit Collateral Agent.

        III.    Enforcement.

          3.1    Exercise of Remedies—Restrictions on the Note Lien Collateral Agent, and Note Lien Representatives and Note Lien Claimholders.

            (a)   Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Note Lien Collateral Agent, each Note Lien Representative and Note Lien Claimholders:

              (1)   will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Note Lien Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (x) the date of the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor that has not been dismissed, or (y) the date on which a Note Lien Representative first declares the existence of a Note Lien Default, demands the repayment of all the principal amount of any Note Lien Obligations; and the Revolving

      Credit Collateral Agent has received notice from the Note Lien Collateral Agent of such declaration of a Note Lien Default, (the "Note Lien Standstill Period"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder exercise any rights or remedies with respect to the Revolving Credit Collateral if, notwithstanding the expiration of the Note Lien Standstill Period, any Revolving Credit Collateral Agent or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Collateral (prompt notice of such exercise to be given to the Note Lien Collateral Agent);

              (2)   will not contest, protest or object to any foreclosure proceeding or action brought by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Collateral, whether under the Revolving Credit Loan Documents or otherwise; and

              (3)   subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by any Revolving Credit Collateral Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement;

    provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Note Lien Obligations shall attach to any proceeds resulting from actions taken by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

            (b)   Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Collateral without any consultation with or the consent of the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder; provided, however, that the Lien securing the Note Lien Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Collateral, the Revolving Credit Collateral Agents and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

            (c)   Notwithstanding the foregoing, the Note Lien Collateral Agent, any Note Lien Representative and any Note Lien Claimholder may:

              (1)   file a claim or statement of interest with respect to the Note Lien Obligations of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

              (2)   take any action (not adverse to the priority status of the Liens on the Revolving Credit Collateral, or the rights of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral (other than Canadian Collateral);

              (3)   file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Note Lien Claimholders, including any claims secured by the Revolving Credit Collateral, if any, in each case in accordance with the terms of this Agreement;

              (4)   file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

              (5)   vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement, with respect to the Note Lien Obligations;

              (6)   exercise any of its rights or remedies with respect to any of the Revolving Credit Collateral after the termination of the Note Lien Standstill Period to the extent permitted by Section 3.1(a)(1); and

              (7)   make a cash bid on all or any portion of the Revolving Credit Collateral in any foreclosure proceeding or action.

            The Note Lien Collateral Agent and each Note Lien Representative, on behalf of itself and/or its respective Note Lien Claimholders, agrees that it will not take or receive any Revolving Credit Collateral or any proceeds of such Revolving Credit Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Note Lien Collateral Agent and any Note Lien Representative or Note Lien Claimholder with respect to the Revolving Credit Collateral is to hold a Lien (if any) on such Collateral pursuant to the respective Note Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

            (d)   Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

              (1)   The Note Lien Collateral Agent and each Note Lien Representative, for itself and/or on behalf of its respective Note Lien Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Collateral, whether by foreclosure or otherwise;

              (2)   The Note Lien Collateral Agent and each Note Lien Representative, for itself and/or on behalf of its respective Note Lien Claimholders, hereby waives any and all rights the Note Lien Collateral Agent, such Note Lien Representative and the respective Note Lien Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the

      Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Note Lien Claimholders;

              (3)   the Note Lien Collateral Agent and each Note Lien Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Note Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.

            (e)   Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.5, the Note Lien Collateral Agent, the Note Lien Representatives and Note Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Note Lien Obligations, and the Note Lien Collateral Agent may exercise rights and remedies with respect to the Note Lien Collateral in accordance with the terms of the Note Lien Documents and applicable law; provided, however, that in the event that the Note Lien Collateral Agent, any Note Lien Representative or Note Lien Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Note Lien Obligations are subject to this Agreement.

            (f)    Nothing in this Agreement shall prohibit the receipt by the Note Lien Collateral Agent, any Note Lien Representative or Note Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of its Note Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by Note Lien Collateral Agent, such Note Lien Representative or Note Lien Claimholder of rights or remedies as a secured creditor in respect of the Revolving Credit Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

          3.2    Exercise of Remedies—Restrictions on Revolving Credit Collateral Agent and Revolving Credit Claimholders.

            (a)   Until the Discharge of Note Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and Revolving Credit Claimholders:

              (1)   will not exercise or seek to exercise any rights or remedies with respect to any Note Lien Collateral (including the exercise of any right of setoff or any right under any Account Agreements, landlord waiver or bailee's letter or similar agreement or arrangement to which any Revolving Credit Collateral Agent, any Revolving Credit Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, the Revolving Credit Collateral Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect to Intellectual Property and Records) and may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (x) the date of the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor that has not been dismissed, or (y) the date on which the Revolving Credit Collateral Agent first declares the existence of a Revolving Credit Default, demands the repayment of all the principal amount of any Revolving Credit Obligations and the Note Lien Collateral Agent has received notice from the Revolving Credit Collateral Agent of such declaration of a Revolving Credit Default, (the "Revolving Credit Standstill Period"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Sections 3.3 and 3.4) with respect to the Note Lien Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, the Note Lien Collateral Agent shall have commenced and be diligently pursuing the exercise of its rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Revolving Credit Collateral Agent);

              (2)   will not contest, protest or object to any foreclosure proceeding or action brought by the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder or any other exercise by the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder of any rights and remedies relating to the Note Lien Collateral, whether under the Note Lien Documents or otherwise; and

              (3)   subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder from bringing or pursuing any Enforcement;

    provided, however, that in the case of (1), (2) and (3) above, the Liens (if any) granted to secure the Revolving Credit Obligations shall attach to any proceeds resulting from actions taken by the Note Lien Collateral Agent, any Note Lien Representative and any Note Lien Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Note Lien Obligations.

            (b)   Until the Discharge of Note Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Note Lien Collateral by the respective Grantors after a Note Lien Default) determinations regarding the release, disposition, or restrictions with respect to the Note Lien Collateral without any consultation with or the consent of any Revolving Credit Collateral Agent or any Revolving Credit Claimholder; provided, however, that the Lien (if any) securing the Revolving Credit Obligations shall remain on the proceeds (other than those properly applied to the Note Lien Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Note Lien Collateral, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders may enforce the provisions of the Note Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Note Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

            (c)   Notwithstanding the foregoing, the Revolving Credit Collateral Agent and Revolving Credit Claimholders may:

              (1)   file a claim or statement of interest with respect to the Revolving Credit Obligations of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

              (2)   take any action (not adverse to the priority status of the Liens of the Note Lien Collateral Agent on the Note Lien Collateral) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

              (3)   file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders;

              (4)   file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

              (5)   vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement, with respect to the Revolving Credit Obligations and the Revolving Credit Collateral;

              (6)   exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period, to the extent permitted by Section 3.2(a)(1); and

              (7)   make a cash bid on all or any portion of the Note Lien Collateral in any foreclosure proceeding or action.

            The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Note Lien Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4, 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Collateral Agent or Revolving Credit Claimholder with respect to the Note Lien Collateral is to hold a Lien (if any) on such Collateral pursuant to the respective Revolving Credit Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Note Lien Obligations has occurred.

            (d)   Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

              (1)   the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will not take any action that would hinder any exercise of remedies by the Note Lien Collateral Agent under the Note Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Note Lien Collateral, whether by foreclosure or otherwise;

              (2)   the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waive any and all rights they or the Revolving Credit Claimholders may at any time have as a junior lien creditor or otherwise to object to the manner in which the Note Lien Collateral Agent seeks to enforce or collect the Note Lien Obligations or the Liens securing the Note Lien Collateral granted in any of the Note Lien Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Note Lien Representatives or Note Lien Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

              (3)   the Revolving Credit Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Revolving Credit Collateral Documents, or any other Revolving Credit Loan Document (other than this Agreement), shall be deemed to restrict in any way the rights and remedies of the Note Lien Collateral Agent, any Note Lien Representative or Note Lien Claimholder with respect to the enforcement of its Liens on the Note Lien Collateral as set forth in this Agreement and the Note Lien Documents.

            (e)   Except as otherwise specifically set forth in Sections 3.2(a) and (d) and 3.5, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Revolving Credit Obligations and may exercise rights and remedies with respect to the Revolving Credit Collateral, in each case, in accordance with the terms of the Revolving Credit Loan Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Note Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Lien Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

            (f)    Nothing in this Agreement shall prohibit the receipt by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations, so long as such receipt is not the direct or indirect result of the exercise by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder of rights or remedies as a secured creditor in respect of the Note Lien Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Note Collateral Agent, the Note Lien Representatives or the Note Lien Claimholders may have against the Grantors under the Note Lien Documents.

          3.3    Exercise of Remedies—Collateral Access Rights.

            (a)   The Revolving Credit Collateral Agent, the Note Collateral Agent and the Note Lien Representatives agree not to commence Enforcement until the earlier of the date on which (A) an Enforcement Notice has been given to the Note Collateral Agent or the Revolving Credit Collateral Agent, as the case may be and (B) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed. Subject to the provisions of Sections 3.1 and 3.2 above, either the Revolving Credit Collateral Agent or the Note Collateral Agent may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the other Person to enforce Liens on the Collateral, provided that neither such Person, nor the Revolving Credit Claimholders or Note Lien Claimholders, as the case may be, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the benefit of the priority Lien in accordance herewith.

            (b)   If the Note Collateral Agent or any Note Lien Representative or any of their respective agents or representatives, or any third party pursuant to any Enforcement undertaken by the Note Collateral Agent or any Note Lien Representative, as applicable, or any receiver, shall obtain possession or physical control of any of the Primary Real Estate Assets or any of the Other Real Estate, the Note Collateral Agent or such Note Lien Representative, as applicable, shall promptly notify the Revolving Credit Collateral Agent of that fact and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify Note Collateral Agent or Note Lien Representative or, if applicable, any such third party (at such address to be provided by the Note Collateral Agent or such Note Lien Representative, as applicable, in connection with the applicable Enforcement), as to whether the Revolving Credit Collateral Agent desire to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent' exercise of such access rights. Access rights may apply to differing parcels of Other Real Estate at differing times (i.e. a Revolving Credit Collateral Agent may obtain possession of one store at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

            (c)   Upon delivery of notice to the Note Collateral Agent or the relevant Note Lien Representative as provided in Section 3.3(b), the Access Period shall commence for all of the Primary Real Estate Assets or the subject parcel of Other Real Estate, as applicable. During the Access Period and for any period prior to an Access Period when the Revolving Credit Collateral Agent may have had access and/or use of any Note Lien Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the Revolving Credit Collateral Agent and their agents, representatives and designees shall have a non-exclusive right to have such access to, and a rent free right to use, the Note Lien Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Collateral, including the production, completion, packaging, shipping and other preparation of such Revolving Credit Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), one or more Revolving Credit Collateral Agent and their representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Collateral, as well as to engage in bulk sales or other liquidations of Revolving Credit Collateral. Revolving Credit Collateral Agent shall take proper care of any Note Lien Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by them or their agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Note Lien Collateral. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Note Lien Collateral Agent or the relevant Note Lien Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. Revolving Credit Collateral Agent, the Note Collateral Agent and each Note Lien Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Note Collateral Agent or any Note Lien Representative to commence foreclosure of the Note Lien Mortgages or to show the Note Lien Collateral to prospective purchasers and to ready the Note Lien Collateral for sale.

            (d)   If the Note Lien Collateral Agent or any Note Lien Representative shall foreclose or otherwise sell any of the Note Lien Collateral, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Collateral subject to the terms of this Agreement.

            (e)   The Grantors hereby agree with the Note Lien Collateral Agent and the Note Lien Representatives that Revolving Credit Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Collateral Agent contemplated by this Section 3.3. The Note Lien Collateral Agent and each Note Lien Representative consents to such easement.

          3.4    Exercise of Remedies—Intellectual Property Rights/Access to Information/Use of Equipment.

            (a)   The Note Lien Collateral Agent and each Note Lien Representative hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees a royalty free, rent free license and lease to use all of the Note Lien Collateral exclusive of Intellectual Property but including any computer or other data processing Equipment to operate stores or distribution activities on the Real Estate Assets during any Enforcement Period, to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, the royalty free, rent free license and lease granted in this clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment.

            (b)   The Note Lien Collateral Agent and each Note Lien Representative hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees solely during the Enforcement Period (A) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) to use all of the Note Lien Collateral constituting Intellectual Property solely to the extent necessary to collect all Accounts or amounts owing under Instruments or Chattel Paper and to complete the manufacture, packaging and sale of Inventory and (B) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property in connection with its Enforcement; provided, however, that on and after the 30th day following the termination of the Access Period with respect to the Primary Real Estate Assets, the Revolving Credit Collateral Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects of at least the same level of quality offered by, and in a manner in which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects consistent with the practices of, one or more Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the Revolving Credit Collateral Agent in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that the Revolving Credit Collateral Agent and its agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).

          3.5    Exercise of Remedies—Set Off and Tracing of and Priorities in Proceeds.    The Note Lien Collateral Agent and each Note Lien Representative, for itself and/or on behalf of the Note Lien Claimholders, each acknowledges and agrees that, to the extent any such Person exercises its rights of setoff against any Grantors' Deposit Accounts, Credit Card Processing Accounts, Securities Accounts or other assets, the amount of such setoff shall be deemed to be the Revolving Credit Collateral to be held and distributed pursuant to Section 4.3; provided, however, that the foregoing shall not apply to any setoff by any such Person against any Note Lien Collateral (including funds in any Net Available Cash Account) to the extent applied to payment of Note Lien Debt. The Note Lien Collateral Agent and each Note Lien Representative, for itself and/or on behalf of the Note Lien Claimholders agree that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be treated as Revolving Credit Collateral and, unless the Revolving Credit Collateral Agent have actual knowledge to the contrary, any claim that payments made to Revolving Credit Collateral Agent through the Deposit Accounts, Credit Card Processing Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute Note Lien Collateral, are waived. The Revolving Credit Collateral Agent, Revolving Claimholders, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, each agrees that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the Revolving Credit Collateral Agent, the Note Lien Collateral Agent, the Note Lien Representatives and the various Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The Revolving Credit Collateral Agent, Revolving Claimholders, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, each agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the Revolving Credit Collateral and the Note Lien Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Collateral (a presumption that can be rebutted by the Note Lien Collateral Agent); provided, however, that neither any Revolving Credit Claimholder nor any Note Lien Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Collateral or Note Lien Collateral, as the case may be (it being understood and agreed that (A) the only obligation of any Revolving Credit Claimholder is to pay over to the Note Lien Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Claimholder received that have been identified as proceeds of the Note Lien Collateral and (A) the only obligation of any Note Lien Claimholder is to pay over to the Revolving Credit Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Note Lien Claimholder received that have been identified as proceeds of the Revolving Credit Collateral. Each of the Revolving Credit Collateral Agent and the Note Lien Collateral Agent may request from the other an accounting of the identification of the proceeds of Collateral (and the Revolving Credit Collateral Agent and the Note Lien Collateral Agent, as the case may, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

          3.6    Exercise of Remedies—Capital Stock Collateral after the Release Date.    After the Release Date, the Revolving Credit Collateral Agent may not sell or otherwise dispose of any Revolving Credit Capital Stock Collateral until the earliest to occur:

            (i)    the Discharge of Note Lien Obligations; or

            (ii)   the Revolving Credit Collateral Agent and the Note Lien Collateral Agent agree in writing on the allocation of proceeds from such sale or other disposition of such Revolving Credit Capital Stock Collateral; or

            (iii)  the Revolving Credit Collateral Agent has received a specific written request from the Note Lien Collateral Agent that the Revolving Credit Collateral Agent enforce its Lien on and exercise its rights and remedies with respect to such Revolving Credit Capital Stock Collateral, provided, however, that the Revolving Credit Collateral Agent may refuse such request unless and until it is satisfied in its sole reasonable discretion that it has received from the Noteholders adequate indemnity (as determined in the Revolving Credit Collateral Agent's sole reasonable discretion and which may include security or other payment assurances reasonably required by the Revolving Lien Collateral Agent) against all costs, expenses, losses, damages, actions, judgments, suits and liabilities in connection with or arising from such action; provided, further, however, that any net proceeds received by the Revolving Credit Collateral Agent from such enforcement of its Liens and exercise of its rights and remedies with respect to such Revolving Credit Capital Stock Collateral (such net proceeds being the "Proceeds Amount") shall be applied to the Revolving Credit Obligations, and the Revolving Credit Claimholders' rights in any proceeds of future sale or other disposition of Revolving Credit Collateral on which the Note Lien Collateral Agent has a perfected Lien shall be, to the extent of the Proceeds Amount, subordinated and subject in right of payment to the rights of the Note Lien Claimholders to receive such Proceeds Amount.

          3.7    Exercise of Remedies—Applicable Landlord Agreements.    In respect of each consent/waiver/access agreement between the Revolving Credit Collateral Agent and a landlord leasing real estate to a Grantor which provides that the Note Lien Collateral Agent may be one of the invitees of the Revolving Credit Collateral Agent with respect the right to inspect or remove the personal property of the applicable Grantor from the leased premises (such consent/waiver/access agreement being an "Applicable Landlord Agreement"):

            (i)    subject to the other terms of this Agreement and such Applicable Landlord Agreement, the Note Lien Collateral Agent shall be deemed to be an invitee of the Revolving Credit Collateral Agent with regard to the real estate that is subject to such Applicable Landlord Agreement prior to the Junior Lien Effective Date (as defined below);

            (ii)   if the Note Lien Collateral Agent exercises its rights as such invitee under such Applicable Landlord Agreement, the Note Lien Collateral Agent hereby agrees to reimburse the Revolving Credit Collateral Agent upon demand for any repair by the Revolving Credit Collateral Agent of any damage arising from the removal of the personal property by or on behalf of the Note Lien Collateral Agent; and

            (iii)  the Note Lien Collateral Agent hereby expressly agrees, for the benefit of such landlord and those claiming through such landlord, that (A) such landlord may exclusively deal with the Revolving Credit Collateral Agent until the date (the "Junior Lien Effective Date ") of a delivery of a certificate to such landlord pursuant to the terms of such Applicable Landlord Agreement certifying to the effect that the Discharge of Revolving Credit Obligations has occurred and (B) the Note Lien Collateral Agent has no right to object to any discussions, correspondence or agreements between such landlord and the Revolving Credit Collateral Agent or any amendments or modifications to such Applicable Landlord Agreement prior to the Junior Lien Effective Date; it being understood and agreed, as between the Revolving Credit Collateral Agent and the Note Lien Collateral Agent, that the Revolving Credit Collateral Agent shall not agree without Note Lien Collateral Agent's advance written consent to any amendment or modifications to such Applicable Landlord Agreement the reasonably likely effect of which is to impair Note Lien Collateral Agent's rights as an invitee under such Applicable Landlord Agreement or impact the Note Lien Collateral Agent differently than it would impact the Revolving Credit Collateral Agent under such Applicable Landlord Agreement prior to the Junior Lien Effective Date.

        IV.    Payments.

          4.1    Application of Proceeds.

            (a)   Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or

    Revolving Credit Claimholders, shall be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver to the Note Lien Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Note Lien Representatives in such order as specified in the Note Lien Documents.

            (b)   Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Note Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Note Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Note Lien Collateral Agent or Note Lien Claimholders, shall be applied to the Note Lien Obligations in such order as specified in Note Lien Documents. Upon the Discharge of Note Lien Obligations, the Note Lien Collateral Agent shall deliver to the Revolving Credit Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Credit Collateral Agent in such order as specified in the Revolving Credit Loan Documents.

          4.2    Payments Over in Violation of Agreement.    Unless and until both the Discharge of Revolving Credit Obligations and the Discharge of Note Lien Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Revolving Credit Claimholder or any Note Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Credit Collateral Agent or Note Lien Collateral Agent, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Note Lien Collateral Agent and Revolving Credit Collateral Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until both the Discharge of Revolving Credit Obligations and Discharge of Note Lien Obligations have occurred.

          4.3    Application of Payments.    Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents; and (b) the Note Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Lien Obligations to the extent provided for in the Note Lien Documents.

        V.    OTHER AGREEMENTS.

          5.1    Releases.

            (a)   If in connection with the exercise of any Revolving Credit Collateral Agent's remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, then the Liens, if any, of the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Note Lien Collateral Agent, for itself and/or on behalf of any of the Note Lien Claimholders, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

            (ii)   If in connection with the exercise by any Note Lien Representative of remedies in respect of any Collateral as provided for in Section 3.2, the Note Lien Collateral Agent, for itself and/or on behalf of any of the Note Lien Claimholders, releases all of its Liens on any part of the Note Lien Collateral, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself and/or for the benefit of the Revolving Credit Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Revolving Credit Collateral Agent, for itself and/or on behalf of any such Revolving Credit Claimholder shall promptly execute and deliver to the Note Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the Note Lien Collateral Agent or such Grantor may request to effectively confirm such release.

            (b)   If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a "Disposition") permitted under the terms of both the Revolving Credit Loan Documents and the Note Lien Documents (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default and voluntary Dispositions of Note Lien Collateral by the respective Grantors after a Note Lien Default), (i) the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Note Lien Default, then the Liens, if any, of the Note Lien Representatives, for themselves and/or for the benefit of the Note Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) any Note Lien Representative, for itself and/or on behalf of the Note Lien Claimholders, releases all of its Liens on any part of the Note Lien Collateral, in each case other than (A) in connection with the Discharge of Note Lien Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself and/or for the benefit of the Revolving Credit Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. Each Revolving Credit Collateral Agent and Note Lien Representative, each for itself and/or on behalf of any such Revolving Credit Claimholders or Note Lien Claimholder, as the case may be, promptly shall execute and deliver to the Note Lien Collateral Agent, Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Note Lien Collateral Agent, Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

            (c)   Until the Discharge of Revolving Credit Obligations shall occur, the Note Lien Collateral Agent and each Note Lien Representative, for itself and/or on behalf of the Note Lien Claimholders, hereby irrevocably constitutes and appoints each Revolving Credit Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Note Lien Collateral Agent and each Note Lien Representative or such Note Lien Claimholder, whether in the Revolving Credit Collateral Agent's name or, at the option of the Revolving Credit Collateral Agent, in the Note Lien Collateral Agent's, any Note Lien Representative's or any Note Lien Claimholder's own name, from time to time in such Revolving Credit Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

            (d)   Until the Discharge of Note Lien Obligations shall occur, each Revolving Credit Collateral Agent, for itself and/or on behalf of the Revolving Credit Claimholders hereby irrevocably constitutes and appoints the Note Lien Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Revolving Credit Collateral Agent or such Revolving Credit Claimholder, whether in the Note Lien Collateral Agent's name or, at the option of the Note Lien Collateral Agent, in such Revolving Credit Collateral Agent's or any Revolving Credit Claimholder's own name, from time to time in Note Lien Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          5.2    Insurance.

            (a)   Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Note Lien Documents, to the Note Lien Collateral Agent for the benefit of the Note Lien Claimholders to the extent required under the Note Lien Documents and then, to the extent no Note Lien Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Note Lien Collateral Agent or any Note Lien Representative or any Note Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

            (b)   Unless and until the Discharge of Note Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under the Note Lien Documents, (i) the Note Lien Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Note Lien Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Note Lien Documents shall be paid to the Note Lien Collateral Agent for the benefit of the Note Lien Claimholders pursuant to the terms of the Note Lien Documents and thereafter, to the extent no Note Lien Obligations which were secured by such Collateral are outstanding, and subject to the terms of, and the rights of the Grantors under, the Revolving Credit Collateral Documents to either the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders to the extent required under such Revolving Credit Collateral Documents and then, to the extent no Revolving Credit Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Revolving Credit Collateral Agent, Note Lien Collateral Agent or any Revolving Credit Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Note Lien Collateral Agent in accordance with the terms of Section 4.2.

            (c)   To effectuate the foregoing, the Revolving Credit Collateral Agent and Note Lien Collateral Agent shall each receive separate lender's loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Note Lien Collateral, such proceeds shall first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Note Lien Documents, to the Note Lien Obligations.

          5.3    Amendments to Revolving Credit Loan Documents and Note Lien Documents; Refinancing; Legending Provisions.

            (a)   The Revolving Credit Loan Documents and Note Lien Documents may be amended, supplemented or otherwise modified in accordance with the terms of both the Revolving Credit Loan Documents and the Note Lien Documents and the Revolving Credit Obligations and Note Lien Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document or any Note Lien Document) of the Revolving Credit Claimholders or the Note Lien Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that the holders of such Refinancing debt bind themselves in an Intercreditor Joinder Agreement or other writing, reasonably acceptable to the Note Lien Collateral Agent and Revolving Credit Collateral Agent and addressed to the Note Lien Collateral Agent or Revolving Credit Collateral Agent, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be in accordance with the provisions of both the Revolving Credit Loan Documents and the Note Lien Documents.

            (b)   The Companies agree that each Note and each promissory note evidencing Revolving Credit Obligations and each security agreement, pledge agreement and mortgage that is a Revolving Credit Collateral Document or Note Lien Document, as the case may be, shall include the following language (or language to similar effect approved by both the Note Lien Collateral Agent and the Revolving Credit Collateral Agent):

      "Notwithstanding anything herein to the contrary, the lien and security interest granted to the [the Revolving Credit Collateral Agent, the Note Lien Collateral Agent or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [the Revolving Credit Collateral Agent, the Note Lien Collateral Agent or other Person, as applicable] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 14, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Linens 'n Things, Inc., Linens Holding Co., Linens 'n Things Center, Inc., Linens 'n Things Canada Corp, UBS AG, Stamford Branch, as Administrative Agent, (the "Administrative Agent"), UBS AG, Stamford Branch and Wachovia Bank, National Association, as co-agents serving as the "US Revolving Credit Collateral Agent", UBS AG Canada Branch and Wachovia Capital Finance Corporation (Canada), as co-agents serving as "Canadian Revolving Credit Collateral Agent", (the Administrative Agent, the US Revolving Credit Collateral Agent and the Canadian Revolving Credit Collateral Agent being referred to collectively as the "Revolving Credit Collateral Agent"), The Bank of New York, serving as "Note Lien Collateral Agent" and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

            (c)   The Revolving Credit Collateral Agent, the Note Lien Collateral Agent and each Note Lien Representative shall each use its best efforts to notify the other parties of any written amendment or modification to any Revolving Credit Loan Document or any Note Lien Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, Revolving Credit Collateral Agent, the Note Lien Collateral Agent and each Note Lien Representative, as applicable shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

          5.4    Bailees for Perfection.

            (a)   Revolving Credit Collateral Agent, the Note Lien Collateral Agent and each Note Lien Representative, as the case may be, agree to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the "Pledged Collateral") as collateral agent for the Revolving Credit Claimholders and Note Lien Claimholders, as the case may be, and as bailee for the Revolving Credit Collateral Agent, the Note Lien Collateral Agent or the Note Lien Representative, as the case may be, (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Loan Documents and the Note Lien Documents, as applicable, subject to the terms and conditions of this Section 5.4.

            (b)   No Person shall have any obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Note Lien Obligations, as the case may be, as provided in paragraph (d) below, so that, subject to the terms of this Agreement, (A) until a Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other Revolving Credit Loan Documents (but only to the extent that such Collateral constitutes Revolving Credit Collateral) as if the Liens (if any) of the Note Lien Collateral Agent or Note Lien Representatives did not exist and (B) until a Discharge of Note Lien Obligations, the Note Lien Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other Note Lien Documents (but only to the extent that such Collateral constitutes Note Lien Collateral) as if the Liens (if any) of the Revolving Credit Collateral Agent did not exist

            (c)   No Person acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Note Lien Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.

            (d)   Upon the Discharge of Revolving Credit Obligations the Revolving Credit Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Note Lien Collateral Agent to the extent the Note Lien Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Revolving Credit Collateral Agent further agree to take all other action reasonably requested by the Note Lien Collateral Agent in connection with the Note Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

            (e)   Upon the Discharge of the Note Lien Obligations, the Note Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Revolving Credit Collateral Agent to the extent any Revolving Credit Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Note Lien Collateral Agent further agrees to take all other action reasonably requested by the Revolving Credit Collateral Agent in connection with the Revolving Credit Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct

          5.5    When Discharge of Revolving Credit Obligations and Discharge of Note Lien Obligations Deemed to Not Have Occurred.    If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Note Lien Obligations, any of the Companies or any other Borrower enters into any Refinancing of any Revolving Credit Obligation or Note Lien Obligation as the case may be, which Refinancing is permitted by the Note Lien Documents and the Revolving Credit Loan Documents, then such Discharge of Revolving Credit Obligations or the Discharge of Note Lien Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Note Lien Obligations) and, from and after the date on which the New Debt Notice (defined below) is delivered to the Note Lien Collateral Agent or the Revolving Credit Collateral Agent, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Note Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Note Lien Collateral Agent, as the case may be, under such new Revolving Credit Loan Documents or Note Lien Documents shall be the Revolving Credit Collateral Agent or Note Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the "New Debt Notice") stating that any of the Companies or any other Borrower, as the case may be, has entered into new Revolving Credit Loan Documents or new Note Lien Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such facility, such agent, the "New Agent"), the Revolving Credit Collateral Agent and the Note Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Company, such Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Collateral Agent, Note Lien Collateral Agent and each Note Lien Representative, the Revolving Credit Claimholders, and Note Lien Claimholders, as the case may be, to be bound by the terms of this Agreement.

        VI.    INSOLVENCY OR LIQUIDATION PROCEEDINGS.

          6.1    Finance and Sale Issues.

            (a)   Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable Cash Proceeds of any Note Lien Collateral on which a Lien has been granted to the Revolving Credit Collateral Agent pursuant to the Revolving Credit Loan Documents; or any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP Financing"), then each Note Lien Claimholder agrees that it will raise no objection to or contest such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is on commercially reasonable terms, (ii) the Note Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Note Lien Collateral (other than any Real Estate Assets upon which such Lien has not been perfected), and (iii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Note Lien Representative will subordinate any Liens in the Revolving Credit Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Collateral Agent or to the extent permitted by Section 6.3).

            (b)   Until the Discharge of Note Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Note Lien Representatives shall, acting in accordance with the Note Lien Documents, agree to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code consisting solely of the identifiable Cash Proceeds of any Note Lien Collateral on which a Lien has been granted to the Note Lien Representatives pursuant to the Note Lien Documents; then each Revolving Credit Claimholder agrees that it will raise no objection to or contest such Cash Collateral use so long as such Cash Collateral use meets the following requirements: (i) it is on commercially reasonable terms and (ii) Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use that are materially prejudicial to their interests in the Note Lien Collateral.

            (c)   Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit a sale of the Revolving Credit Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Note Lien Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Note Lien Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

            (d)   Until the Discharge of Note Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Note Lien Representatives shall, acting in accordance with the Note Lien Documents, agree to permit a sale of the Note Lien Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Revolving Credit Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Revolving Credit Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

          6.2    Relief from the Automatic Stay.

            (a)   Until the Discharge of Revolving Credit Obligations has occurred, the Note Lien Collateral Agent, each Note Lien Representative and each Note Lien Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Collateral, without the prior written consent of the Revolving Credit Collateral Agent.

            (b)   Until the Discharge of Note Lien Obligations has occurred, each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Note Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3 or Section 3.4), without the prior written consent of the Note Lien Collateral Agent.

          6.3    Adequate Protection.

            (a)   The Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, each agree that none of them shall contest (or support any other Person contesting):

              (1)   any request by any Revolving Credit Collateral Agent for adequate protection with respect to the Revolving Credit Collateral; or

              (2)   any objection by any Revolving Credit Collateral Agent to any motion, relief, action or proceeding based on such Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Collateral.

            (b)   Each Revolving Credit Collateral Agent and the Revolving Credit Claimholders, each agree that none of them shall contest (or support any other Person contesting):

              (1)   any request by the Note Lien Collateral Agent for adequate protection with respect to the Note Lien Collateral; or

              (2)   any objection by the Note Lien Collateral Agent to any motion, relief, action or proceeding based on the Note Lien Collateral Agent or any Note Lien Claimholder claiming a lack of adequate protection with respect to the Note Lien Collateral.

            (c)   Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

              (1)   if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the Revolving Credit Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Collateral) in connection with any Cash Collateral use or DIP Financing, then the Note Lien Collateral Agent, on behalf of itself or any of the Note Lien Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Note Lien Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Note Lien Collateral Agent on Revolving Credit Collateral; and

              (2)   in the event any Note Lien Claimholder seeks or requests adequate protection in respect of Note Lien Collateral and such adequate protection is granted in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Note Lien Collateral), then the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders each agrees that the Revolving Credit Collateral Agent may also be granted a Lien on the same additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders, each Revolving Credit Collateral Agent and each Revolving Credit Claimholder agrees that any Lien on such additional collateral securing the Revolving Credit Obligations, shall be subordinated (except to the extent that the Revolving Credit Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens on such collateral securing the Note Lien Obligations, all on the same basis as the other Liens of the Revolving Credit Collateral Agent on Note Lien Collateral.

            (d)   Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Collateral, nothing herein shall limit the rights of any Note Lien Claimholder from seeking adequate protection with respect to their rights in the Note Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Note Lien Collateral, nothing herein shall limit the rights of any Revolving Credit Claimholder from seeking adequate protection with respect to their rights in the Revolving Credit Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

          6.4    Avoidance Issues.    If any Revolving Credit Claimholder or Note Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Credit Obligations or the Note Lien Obligations, as the case may be, (a "Recovery"), then such Revolving Credit Claimholders or Note Lien Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Note Lien Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

          6.5    Reorganization Securities.    Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency or Liquidation Proceeding, the Revolving Credit Claimholders or the Note Lien Claimholders (the "Applicable Junior Lien Claimholders") receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations ("Junior Lien Reorganization Securities") in whole or in part on account of their junior Liens on the Note Lien Collateral or the Revolving Credit Collateral, as the case may be (such Collateral as to which the applicable Claimholders have a junior Lien, the "Applicable Junior Collateral") that are secured by Liens on such Applicable Junior Collateral, and (ii) the other Claimholders (the "Applicable Senior Lien Claimholders") receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations ("Senior Lien Reorganization Securities") in whole or in part on account of their Revolving Credit Obligations or Note Lien Obligations, as the case may be, that are secured by Liens on such Applicable Junior Collateral, then (i) the Applicable Junior Lien Claimholders shall be entitled to retain their Junior Lien Reorganization Securities and shall not be obligated to turnover same to any or all of the Applicable Senior Lien Claimholders, and (ii) to the extent the Junior Lien Reorganization Securities and the Senior Lien Reorganization Securities are secured by Liens upon the same Applicable Junior Collateral, the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to the Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Applicable Junior Collateral.

          6.6    Post-Petition Interest.

            (a)   The Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders each agree that none of them shall oppose or seek to challenge any claim by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder's claim, without regard to the existence of the Lien of the Note Lien Collateral Agent on behalf of the Note Lien Claimholders on the Collateral.

            (b)   Neither any Revolving Credit Collateral Agent, nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Note Lien Claimholder's claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Collateral.

        VII.    RELIANCE; WAIVERS; ETC.

          7.1    Reliance.    Other than any reliance on the terms of this Agreement, each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Loan Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Note Lien Collateral Agent and each Note Lien Representative, on behalf of itself and the Note Lien Claimholders, acknowledges that it and the Note Lien Claimholders have, independently and without reliance on any Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Note Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Note Lien Documents or this Agreement.

          7.2    No Warranties or Liability.    Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Note Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, each acknowledges and agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders shall have no duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Note Lien Collateral Agent, the Note Lien Representatives or any of the Note Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Loan Documents and the Note Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

          7.3    No Waiver of Lien Priorities.

            (a)   No right of the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Note Lien Collateral Agent, the Note Lien Representatives or the Note Lien Claimholders to enforce any provision of this Agreement, any Revolving Credit Loan Document or any Note Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Note Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

            (b)   Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Loan Documents and Note Lien Documents and subject to the provisions of Section 5.3(a)), the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and Note Lien Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

              (1)   change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Credit Collateral Agent or Note Lien Collateral Agent or any rights or remedies under any of the Revolving Credit Loan Documents or the Note Lien Documents;

              (2)   sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

              (3)   settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

              (4)   exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

          7.4    Obligations Unconditional.    All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

            (a)   any lack of validity or enforceability of any Revolving Credit Loan Documents or any Note Lien Documents;

            (b)   except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Note Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Note Lien Document;

            (c)   except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Note Lien Obligations or any guaranty thereof;

            (d)   the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

            (e)   any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Note Lien Collateral Agent, the Note Lien Representatives, the Note Lien Obligations or any Note Lien Claimholder in respect of this Agreement.

        VIII.    MISCELLANEOUS.

          8.1    Conflicts.    In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Note Lien Document, the provisions of this Agreement shall govern and control.

          8.2    Effectiveness; Continuing Nature of this Agreement; Severability.    This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or Note Lien Collateral Agent for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

            (a)   with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Collateral Agent and Revolving Credit Claimholders under Section 6.4; and

            (b)   with respect to the Note Lien Collateral Agent, the Note Lien Representatives, the Note Lien Claimholders and the Note Lien Obligations, the date of the Discharge of Note Lien Obligations, subject to the rights of the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders under Section 6.4.

          8.3    Amendments; Waivers.    No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of Revolving Credit Collateral Agent and the Note Lien Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors' ability to cause additional obligations to constitute Revolving Credit Obligations or Note Lien Obligations as the Grantors may designate).

          8.4    Information Concerning Financial Condition of the Companies and their Subsidiaries.    The Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Companies and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Note Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Note Lien Obligations. Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien

  Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either any Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

            (a)   to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

            (b)   to provide any additional information or to provide any such information on any subsequent occasion;

            (c)   to undertake any investigation; or

            (d)   to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5    Subrogation.

            (a)   With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Lien Claimholders or the Note Lien Collateral Agent or any Note Lien Representative pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Note Lien Claimholders, the Note Lien Collateral Agent and any Note Lien Representative shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Note Lien Collateral Agent, any Note Lien Representative and the Note Lien Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay the Note Lien Collateral Agent, any such Note Lien Representative or any such Note Lien Claimholder.

            (b)   With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or any Revolving Credit Collateral Agent pays over to the Note Lien Collateral Agent or any Note Lien Representative or the Note Lien Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Note Lien Collateral Agent, any Note Lien Representative and the Note Lien Claimholders; provided, however, that the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Lien Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Note Lien Collateral Agent, any Note Lien Representative or any Note Lien Claimholder pursuant to this Agreement shall not reduce the amounts which such

    Grantor shall be obligated to pay the Revolving Credit Collateral Agent or such Revolving Credit Claimholders.

          8.6    SUBMISSION TO JURISDICTION; WAIVERS.

            (a)   ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

              (1)   ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

              (2)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

              (3)   AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

              (4)   AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

            (b)   EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            (c)   EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT or ANY OTHER REVOLVING CREDIT LOAN DOCUMENT, NOTE LIEN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

          8.7    Notices.    All notices to the Note Lien Representatives or to the Revolving Credit Claimholders and Note Lien Claimholders permitted or required under this Agreement shall also be sent to the Revolving Credit Collateral Agent and Note Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          8.8    Further Assurances.    The Revolving Credit Collateral Agent, the Note Lien Collateral Agent, each Note Lien Representative and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Collateral Agent or Note Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by Revolving Credit Collateral Agent or Note Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral or Note Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Note Lien Documents.

          8.9    APPLICABLE LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.10    Binding Effect on Successors and Assigns and on Claimholders and Note Lien Representatives.    This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders and their respective successors and assigns. Note Lien Collateral Agent represents that it has not agreed to any modification of the provisions in the Note Lien Documents authorizing it to execute this Agreement and bind the Note Lien Claimholders and Note Lien Representatives, and each Revolving Credit Collateral Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Agreement authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Note Lien Collateral Agent nor any Revolving Credit Collateral Agent makes any representation regarding the validity or binding effect of the Note Lien Documents or Revolving Credit Loan Documents, respectively, or their authority to bind any of the Claimholder's through their execution of this Agreement.

          8.11    Specific Performance.    Each of the Revolving Credit Collateral Agent and the Note Lien Collateral Agent may demand specific performance of this Agreement. Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Note Lien Collateral Agent, on behalf of itself, the Note Lien Representatives and the Note Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Note Lien Collateral Agent, the Note Lien Representatives or the Note Lien Claimholders, as the case may be.

          8.12    Headings.    Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          8.13    Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

          8.14    Authorization.    By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          8.15    No Third Party Beneficiaries.    This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Collateral Agent, the Note Lien Collateral Agent, the Note Lien Representatives, the Revolving Credit Claimholders and the Note Lien Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Note Lien Documents, respectively.

          8.16    Provisions Solely to Define Relative Rights.    The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders on the other hand. None of the Grantor or any other creditor thereof shall have any rights hereunder and neither the Companies nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations, and the Note Lien Obligations as and when the same shall become due and payable in accordance with their terms.

          8.17    Marshalling of Assets.    The Note Lien Collateral Agent, the Note Lien Representatives and the Note Lien Claimholders hereby each waive any and all rights to have the Revolving Credit Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of any Revolving Credit Collateral Agent's or Note Lien Collateral Agent's Liens. Revolving Credit Collateral Agent and each Revolving Credit Claimholder hereby waive any and all rights to have the Note Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Note Lien Collateral Agent's Liens.

[Remainder of Page Intentionally Left Blank]
[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

US Revolving Credit Collateral Agent
UBS AG, STAMFORD BRANCH, as US Co-Collateral Agent
By:
Name: Title:
Notice Address:
UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Doris Mesa Fax No.: (203) 719-4176
With a copy to:
Latham & Watkins, LLP 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Attention: Donald L. Schwartz Fax No.: (312) 993-9767

US Revolving Credit Collateral Agent
WACHOVIA BANK, NATIONAL ASSOCIATION, as US Co-Collateral Agent
By:
Name: Title:
Notice Address:
1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Fax No.: (212) 445-4283

Canadian Revolving Credit Collateral Agent
UBS AG CANADA BRANCH, as Canadian Co-Collateral Agent
By:
Name: Title:
Notice Address:
UBS AG Canada Branch 161 Bay Street Suite 4100, BCE Place Toronto, Ontario M5J2S1 Attention: Amy Fung Fax No.: (416) 350-2261
With a copy to:
Latham & Watkins, LLP 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Attention: Donald L. Schwartz Fax No.: (312) 993-9767

Canadian Revolving Credit Collateral Agent
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Canadian Co-Collateral Agent
By:
Name: Title:
Notice Address:
Wachovia Capital Finance Corporation (Canada) 141 Adelaide Street West Suite 1500 Toronto, Ontario M5H 3L5 Attention: Portfolio Manager Fax No.: (416) 364-6068
With a copy to:
Wachovia Bank, National Association 1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Fax No.: (212) 545-4283

Administrative Agent
UBS AG, STAMFORD BRANCH, as Administrative Agent
By:
Name: Title:
Notice Address:
UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Doris Mesa Fax No.: (203) 719-4176
With a copy to:
Latham & Watkins, LLP 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Attention: Donald L. Schwartz Fax No.: (312) 993-9767

Note Lien Collateral Agent
THE BANK OF NEW YORK, as Note Lien Collateral Agent
By:
Name: Title:
Notice Address:
The Bank of New York 101 Barclary Street, 8 W New York, New York 10286 Attention: Corporate Trust Administration Fax No.: 212-815-5707
With a copy to:
Emmet, Marvin & Martin, LLP 120 Broadway 32nd Floor New York, NY 10271 Attention: Deirdre K. Pierson Fax No.: 212-238-3100

Acknowledged and Agreed to by:
LNT
LINENS 'n THINGS, INC.
By:	Name: Title:
Holdings
LINENS HOLING CO.
By:	Name: Title:
LNT Center
LINENS 'n THINGS CENTER, INC.
By:	Name: Title:
Canadian Borrower
LINENS 'n THINGS CANADA CORP
By:	Name: Title:

Subsidiary Guarantors
BLOOMINGTON MN, L.T. INC.
By:	Name: Title:
LNT INC.
By:	Name: Title:
LNT SERVICES, INC.
By:	Name: Title:
LNT WEST
By:	Name: Title:
VENDOR FINANCE LLC
By:	Name: Title:

LNT LEASING II LLC
By:	Name: Title:
LNT VIRGINIA LLC
By:	Name: Title:
LNT MERCHANDISING COMPANY, LLC
By:	Name: Title:
LNT LEASING III, LLC
By:	Name: Title:
CITIDEL LNT, LLC
By:	Name: Title:

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER

        The undersigned,                        , a                        , hereby agrees to become party as [a Grantor] [a Note Lien Representative] under the Intercreditor Agreement dated as of February 14, 2006 (the "Intercreditor Agreement") among Linens 'n Things, Inc., a Delaware corporation ("LNT"), Linens Holing Co., a Delaware corporation ("Holdings"), Linens 'n Things Center, Inc., a California corporation ("LNT Center"; and together with LNT. the "Companies" and each individually a "Company"), Linens 'n Things Canada Corp, a Nova Scotia corporation (the "Canadian Borrower"; and together with the Companies, the "Borrowers" and each individually a " Borrower"), certain subsidiaries of Holdings (the "Subsidiary Guarantors" and together with Holdings, the "Guarantors"), UBS AG, STAMFORD BRANCH, as Administrative Agent (the "Administrative Agent"), UBS AG, STAMFORD BRANCH and WACHOVIA BANK, NATIONAL ASSOCIATION, in their capacities as US co-collateral agents for the Revolving Credit Lenders (including their successors and assigns from time to time, collectively referred to as the "US Revolving Credit Collateral Agent"), UBS AG CANADA BRANCH and WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), in their capacities as Canadian co-collateral agents for the Revolving Credit Lenders (including their successors and assigns from time to time, collectively referred to as the "Canadian Revolving Credit Collateral Agent"; and together with the US Revolving Credit Collateral Agent, the "Revolving Credit Collateral Agent"), and THE BANK OF NEW YORK, in its capacity as the collateral agent under the Note Lien Security Documents referred to below (including its successors and assigns from time to time, the "Note Lien Collateral Agent"), as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

        The provisions of Article 8 of the Intercreditor Agreement will apply with like effect to this Joinder.

        IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                        , 20            .

[ ]
By:

Name:
Title:

A-1

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INTERCREDITOR AGREEMENT